QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

Form of Proxy Card

UNIVERSAL AMERICAN CORP. 6 INTERNATIONAL DRIVE SUITE 190 RYE BROOK, NY 10573-1068	VOTE BY INTERNET—[ ]
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE—[                        ]
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to D.F. King & Co. Inc., 48 Wall Street, 22nd Floor, New York, NY 10005.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK, AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends that you vote FOR proposals 1, 2 and 3 below.
Proposal 1: Adoption of the Merger Agreement
Adoption of the Agreement and Plan of Merger, dated as of December 30, 2010, by and among CVS Caremark Corporation, Ulysses Merger Sub, L.L.C. and Universal American Corp.		For ☐	Against ☐	Abstain ☐
Proposal 2: Approval of the Omnibus Equity Award Plan of Universal American Spin Corp.
Approval of the Omnibus Equity Award Plan of Universal American Spin Corp.		For ☐	Against ☐	Abstain ☐
Proposal 3: Adjournment of the Special Meeting, if Necessary or Appropriate, to Solicit Additional Proxies
Adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies		For ☐	Against ☐	Abstain ☐
Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting
The Notice and Proxy Statement/Prospectus are available at [                        ]

Proxy—Universal American Corp. Proxy Solicited by Board of Directors for Special Meeting—[ ], 2011

RICHARD A. BARASCH and ROBERT A. WAEGELEIN, or each of them with the full power of substitution in each of them, are hereby appointed proxies with authorization to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of Universal American Corp. to be held at [ ] on [ ] at the offices of Universal American Corp., Six International Drive, Suite 190, Rye Brook, New York 10573, or at any postponements or adjournments thereof.

Shares represented by this proxy will be voted by the Proxies in accordance with directions given by the undersigned stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposal 1 (Merger Agreement), FOR Proposal 2 (Omnibus Equity Award Plan) and FOR Proposal 3 (Adjournment, if necessary or appropriate).
In their discretion, the Proxies are also authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.
Continued and to be signed on reverse side

QuickLinks

  Exhibit 99.1
Form of Proxy Card